Exhibit 10.27

FORTERRA, INC.

GRANT NOTICE FOR 2016 STOCK INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

FOR GOOD AND VALUABLE CONSIDERATION, Forterra, Inc. (the “Company”), hereby grants to Participant named below the number of performance-based restricted stock units specified below (the “Award”), at the target level of performance. Each restricted stock unit represents the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Forterra, Inc. 2016 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:

Grant Date:

Target Number of Performance- Based Restricted Stock Units (“PRSUs”):

Performance Period:

Performance Goals:	[Note: To be inserted as applicable.] Threshold: Target: Maximum:

Payout:	[Note: To be inserted as applicable.] At Threshold: At Target: At Maximum:

Vesting Schedule:	[Note: Any additional vesting requirements to be added as applicable.] The PRSUs will vest upon [ ].

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

FORTERRA, INC.
By	Participant Signature

Title:	Address (please print):

FORTERRA, INC.

STANDARD TERMS AND CONDITIONS FOR

PERFORMANCE-BASED RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to the Award of performance-based restricted stock units granted pursuant to the Forterra, Inc. 2016 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the performance-based restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF RESTRICTED STOCK UNITS

Forterra, Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a target number of performance-based restricted stock units (the “Award” or the “PRSUs”) with each PRSU representing the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”) specified in the Grant Notice. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	VESTING OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of PRSUs as set forth in the Grant Notice. PRSUs that have vested and are no longer subject to forfeiture are referred to herein as “Vested PRSUs.” PRSUs awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested PRSUs.” Vested PRSUs shall be settled by the delivery of shares of Common Stock on the applicable vesting date (the “Vesting Date”).

Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, upon a Participant’s Termination of Employment by the Company without Cause or due to Participant’s death, Disability or Retirement, in each case, that occurs after completion of the Performance Period but prior to the Vesting Date, a pro-rated number of earned PRSUs shall become vested on the date of such Termination of Employment based on the number of days Participant was employed during the period commencing on the Grant Date and ending on the Vesting Date, and any remaining earned but Unvested PRSUs shall be forfeited and canceled as of the date of such Termination of Employment; provided, however, that if such Termination of Employment is a Termination of Employment without Cause within 24 months following the occurrence of a Change in Control, all earned PRSUs shall become vested.

Upon a Participant’s Termination of Employment by the Company without Cause or due to Participant’s death, Disability or Retirement, in each case, that occurs prior to completion of the Performance Period, a pro-rated number of earned PRSUs shall become vested on the date that the Committee certifies the Company’s performance over the Performance Period (based on actual performance of the entire Performance Period) based on the number of days Participant was employed during the period commencing on the Grant Date and ending on the Vesting Date, and any remaining Unvested PRSUs shall be forfeited and canceled as of the date of such certification; provided, however that if such Termination of Employment is a Termination of Employment without Cause within 24 months following the occurrence of a Change in Control, the target number of PRSUs shall vest in full upon the date of such Termination of Employment. Upon a Participant’s Termination of Employment for any other reason, any then Unvested PRSUs held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment. For purposes hereof, a Change in Control (as defined in the Plan) will not be deemed to occur until such date as the Company is no longer a controlled company of Lone Star Fund IX (U.S.), L.P.

3.	RIGHTS AS STOCKHOLDER

Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any PRSUs unless and until shares of Common Stock settled for such PRSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (a) the time when the PRSUs become nonforfeitable and payable in accordance with the terms hereof or (b) the time when the Participant’s right to receive Common Stock upon payment of PRSUs is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Participant shall be entitled to a number of additional whole PRSUs determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the total number of PRSUs (including dividend equivalents paid thereon) previously credited to the Participant as of such date, by (ii) the Fair Market Value per share of Common Stock on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the PRSUs to which the dividend equivalents were credited.

4.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested PRSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

5.	INCOME TAXES

To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the PRSUs. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

6.	NON-TRANSFERABILITY OF AWARD

The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

7.	OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

8.	LIMITATION OF INTEREST IN SHARES SUBJECT TO PERFORMANCE-BASED RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

9.	GENERAL

(a) In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(c) These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d) These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

(e) In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f) All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

10.	ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the PRSUs via Company web site or other electronic delivery.